                                                                   Exhibit 10.26


                                                                  Execution Copy


================================================================================


                              AMENDED AND RESTATED


                                   $8,000,000

                       SENIOR SUBORDINATED LOAN AGREEMENT

                                      among

                                   CD&L, INC.

                                       and

                                 VARIOUS LENDERS

                    -----------------------------------------


                          Dated as of January 29, 1999


                    amended and restated as of April 14, 2004


                    -----------------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1      Amount and Terms of Loans..........................................................................3

               1.01    The Loans..................................................................................3

SECTION 2.     Repayment; Prepayments; Payments; Taxes............................................................5

               2.01    Payment of Loans...........................................................................5
               2.02    Mandatory and Voluntary Prepayments........................................................5
               2.03    Method and Place of Payment................................................................6
               2.04    Net Payments...............................................................................6

SECTION 3.     Conditions Precedent to Exchange on the Closing Date...............................................7

               3.01    Notes......................................................................................8
               3.02    Corporate Documents; Proceedings...........................................................8
               3.03    Subordinated Guaranties....................................................................8
               3.04    Litigation.................................................................................8
               3.05    Approvals..................................................................................8
               3.06    Material Adverse Change, Etc...............................................................8
               3.07    No Default; Representations and Warranties.................................................9

SECTION 4.     Representations, Warranties and Agreements.........................................................9

               4.01    Status.....................................................................................9
               4.02    Power and Authority........................................................................9
               4.03    No Violation...............................................................................9
               4.04    Governmental Approvals....................................................................10
               4.05    Financial   Statements;    Financial   Condition;   Undisclosed   Liabilities;
                       Projections; Etc..........................................................................10
               4.06    Litigation................................................................................10
               4.07    Capitalization............................................................................10
               4.08    Use of Proceeds; Margin Regulations.......................................................10
               4.09    Subsidiaries..............................................................................11
               4.10    The Transaction...........................................................................11
               4.11    Investment Company Act....................................................................11
               4.12    Public Utility Holding Company Act........................................................11
               4.13    Valid Issuance of Borrower Common Stock...................................................11

SECTION 5.     Affirmative Covenants.............................................................................11

               5.01    Information Covenants.....................................................................11
               5.02    Books, Records and Inspections............................................................14
               5.03    Maintenance of Property, Insurance........................................................14



                                                                                                               Page

               5.04    Corporate Franchises......................................................................14
               5.05    Compliance with Statutes, Etc.............................................................14
               5.06    Compliance with Environmental Laws........................................................14
               5.07    End of Fiscal Years; Fiscal Quarters......................................................15
               5.08    Payment of Taxes..........................................................................15
               5.09    Observation of Board of Directors.........................................................15
               5.10    Use of Proceeds, Margin Regulations.......................................................16
               5.11    Intellectual Property Rights..............................................................16

SECTION 6.     Negative Covenants................................................................................16

               6.01    Dividends.................................................................................16
               6.02    Consolidated EBITDA to Interest...........................................................16
               6.03    Limitation on Voluntary Payments and Modifications; Limitation on
                       Modifications of Certificate of Incorporation, By-Laws and Certain Other
                       Agreements; Etc...........................................................................17
               6.04    Limitation on Certain Restrictions on Subsidiaries........................................17

SECTION 7.     Events of Default.................................................................................17

               7.01    Payments..................................................................................17
               7.02    Covenants.................................................................................17
               7.03    Stockholders Agreement....................................................................18
               7.04    Default Under Other Agreements............................................................18
               7.05    Bankruptcy, Etc...........................................................................18
               7.06    Subordinated Guaranty.....................................................................18
               7.07    TTM EBITDA................................................................................18

SECTION 8.     Definitions and Accounting Terms..................................................................18

               8.01    Defined Terms.............................................................................19

SECTION 9.     Subordination.....................................................................................27

               9.01    Obligations Subordinate to Senior Indebtedness............................................27
               9.02    Payment Over of Proceeds Upon Dissolution.................................................28
               9.03    No Payment in Certain Circumstances.......................................................29
               9.04    Acceleration Rights; Remedies.............................................................30
               9.05    Payment Otherwise Permitted...............................................................30
               9.06    Subrogation to Rights of Holders of Senior Indebtedness...................................31
               9.07    Provisions Solely to Define Relative Rights...............................................31
               9.08    No Waiver of Subordination Provisions; Amendment..........................................31
               9.09    Reliance on Judicial Order or Certificate of Liquidating Agent............................32
               9.10    Turnover; Miscellaneous Subordination Provisions..........................................32



                                                                                                               Page

SECTION 10.    Miscellaneous.....................................................................................33

               10.01   Payment of Expenses, Etc..................................................................33
               10.02   Right of Setoff...........................................................................34
               10.03   Notices...................................................................................34
               10.04   Benefit of Agreement......................................................................35
               10.05   No Waiver; Remedies Cumulative............................................................36
               10.06   Payments Pro Rata.........................................................................36
               10.07   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL....................36
               10.08   Counterparts..............................................................................37
               10.09   Headings Descriptive......................................................................37
               10.10   Amendment or Waiver.......................................................................38
               10.11   Survival..................................................................................38
               10.12   Domicile of Loans.........................................................................38




Schedules and Exhibits
----------------------
SCHEDULE I        Commitments
SCHEDULE II       Subsidiaries

EXHIBIT A         Original Lenders
EXHIBIT B         Investors
EXHIBIT C         Form of Original Note
EXHIBIT D         Form of Series A Convertible Note
EXHIBIT E         Form of Series B Convertible Note
EXHIBIT F         Form of Section 2.04(b)(ii) Certificate
EXHIBIT G         Form of Section 3.02(a) Certificate
EXHIBIT H         Reaffirmation
EXHIBIT I         Form of Assignment and Assumption Agreement

                  AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT, dated as of April 14, 2004, among CD&L, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the financial institutions party hereto listed on Exhibit A (each, an "Original Lender") and the individual parties hereto listed on Exhibit B (the "Investors", and collectively with the Originals Lenders, the "Lenders"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 8 are used herein as therein defined.


                              W I T N E S S E T H :
                              -------------------

                  Background. Pursuant to a Senior Subordinated Loan Agreement dated as of January 29, 1999, as amended (the "Original Loan Agreement"), the Original Lenders provided loans (the "Original Loans") to the Borrower in the original principal amount of $15.0 million. As of the date hereof, the Borrower has repaid to the Lenders the principal sum of $4.0 million, and there remains an outstanding principal balance due to the Lenders of $11.0 million. Such indebtedness is evidenced by the Borrower's Senior Subordinated Promissory Notes dated as of January 29, 1999 (the "Original Notes"). The Investors seek to invest $4.0 million in the Borrower, subject to certain restructuring of the Borrower's capital structure. Pursuant to an Exchange and Restructuring Agreement dated this date (the "Exchange Agreement"), the Borrower, the Investors and the Original Lenders have agreed as follows:

                  (a) The Original Lenders will exchange Original Notes in the aggregate principal amount of $4.0 million for shares of the Series A Convertible Redeemable Preferred Stock of CDL ("Preferred Stock") with a liquidation preference of $4.0 million, and otherwise on the terms set forth in the Certificate of Designation of the Preferred Stock described in and annexed to the Exchange Agreement (the "Certificate of Designation");

                  (b) The Original Lenders will amend the terms of the $7.0 million balance of the Original Notes, and then exchange the Original Notes for amended and restated notes, which will consist of two series of convertible notes, the Series A Convertible Subordinated Debentures (the "Series A Convertible Notes") in the principal amount of $3.0 million and the Series B Convertible Subordinated Debentures (the "Series B Convertible Notes") in the principal amount of $4.0 million (collectively, the "Convertible Notes" or the "Notes"). The terms of the two series of Convertible Notes will be identical except for the conversion rate, as further provided below and in the Exchange Agreement;

                  (c) The Investors will purchase the Series A Convertible Notes from the Lenders for a purchase price of $3.0 million and the Lenders will assign such Series A Convertible Notes to the Investors in such manner as set forth in Schedule I hereto;

                  (d) CDL will issue an additional $1.0 million of Series A Convertible Notes to the Investors for an additional payment of $1.0 million pursuant to this Agreement (the "New Loan" and together with the Original Loans, the "Loans" as the same may be repaid pursuant to the terms hereof from time to time), the proceeds of which shall be used in part to pay interest due as of the date hereof on the Original Notes to the Lenders;

                  (e) The Investors and the Lenders will enter into a Stockholders Agreement dated as of the date hereof (the "Stockholders Agreement") to reflect certain agreements between them with respect to CDL; and

                  (f) The Investors, the Lenders and CDL will enter into a Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement") pursuant to which the Shares of CDL common stock issuable upon conversion of the Preferred Stock and the Convertible Notes will be registered for resale with the Securities and Exchange Commission.

(collectively, the foregoing are referred to as the "Transaction" and collectively, the Loan Documents, the Exchange Agreement, the Certificate of Designation, the Stockholders Agreement and the Registration Rights Agreement are referred to as the "Transaction Documents").

To effectuate the foregoing, the Borrower, the Investors and the Original Lenders have agreed to amend and restate the Original Loan Agreement in its entirety to govern and reflect the terms of the Loans, the Series A Convertible Notes and the Series B Convertible Notes (collectively, the "Convertible Notes" or the "Notes").

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.   Amount and Terms of Loans.

                  1.01 The Original Loans. On or about January 29, 1999, each Original Lender severally made an Original Loan in Dollars to the Borrower in a principal amount equal to such Lender's commitment at such time. As of the date hereof, after giving effect to the New Loan, the outstanding balance of the Loans are reflected on Schedule I.

                  1.02 Notice of Borrowing. The Borrower shall give each Investor at the address specified opposite its signature below, prior to 12:00 Noon (New York time) on the Business Day preceding the Closing Date, written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Additional Loans.

                  1.03 Disbursement of Funds. No later than 12:00 Noon (New York time) or the Closing Date, each Investor will make available to the Borrower an amount equal to such Investor's Commitment, by wire transfer to an account designated in writing by the Borrower to the Investors in Dollars and immediately available funds.

                  1.04 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loan made to it by each Original Lender, has been evidenced by a promissory note substantially in the form of Exhibit C (each, an "Original Note" and, collectively, the "Original Notes").

                  (b) On the Closing Date, (x) the Original Note issued to each Original Lender shall (i) be endorsed and delivered to the Company in exchange for (a) a Convertible Note in the amount and series indicated on Schedule I, and (ii) Preferred Stock in the amount indicated on
         Schedule I. Each Convertible Note issued to each Original Lender and each Investor shall (i) be executed by the Borrower, (ii) be payable to the order of such Original Lender or its registered assigns and be dated the Closing Date, (iii) be in the stated principal amount equal to the Loan outstanding to such Original Lender on the Closing Date and be payable in the principal amount of the Loan evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.05, (vi) be subject to voluntary repayment and mandatory repayment as provided in Section 2.02, (vii) be convertible into shares of the Borrower's Common Stock on terms set forth in the forms of Series A Convertible Note and Series B Convertible Note, as the case may be, annexed hereto as Exhibits D and E and (viii) be entitled to the benefits of this Agreement and the Subordinated Guaranty.

                  (c) Each Original Lender and Investor will note on its internal records the amount of each Loan made or acquired by it and each payment in respect thereof and will, prior to any transfer of any Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of the Loans.

                  1.05 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the Closing Date until the maturity thereof (whether by acceleration or otherwise), at a rate which shall be as follows:

                  (i) 9% per annum from the Closing Date to the Second
             Anniversary of the Closing Date,

                  (ii) 10.5% per annum from the Second Anniversary of the
             Closing Date of the Closing to the Fourth Anniversary of the Closing Date; and

                  (iii) 12% per annum from the Fourth Anniversary of the Closing
             Date to the Seventh Anniversary of the Closing Date.

                  (b) Interest shall be calculated on the basis of a 360-day year of twelve 30-day months and shall be computed on the balance of the principal outstanding from time to time, the first payment of interest to be due and payable 90 days following the Closing Date and on each Quarterly Payment Date, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise), and after such maturity on demand.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% in excess of the then applicable rate provided in clause (a) above and shall be payable on demand.

                  1.06 Capital Adequacy Regulations. If any Lender shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender, accompanied by the notice referred to in the last sentence of this Section 1.06, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Lender, upon determining that any additional amounts will be payable pursuant to this
Section 1.06, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.06 upon the subsequent receipt of such notice.

                  SECTION 2.   Repayment; Prepayments; Payments; Taxes.

                  2.01 Payment of Loans. The unpaid principal amount of the Loans plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in cash on the Maturity Date.

                  2.02 Mandatory and Voluntary Prepayments. (a) At any time after the First Anniversary of the Closing Date, the Borrower may, upon not less than twenty (20) days' and not more than sixty (60) days' prior written notice to the Lenders, which notice shall be irrevocable, at any time and from time to time, prepay the Loans in whole or in part, provided, however, that (i) each partial prepayment pursuant to this Section 2.02(a) shall be in an aggregate principal amount of at least $500,000 and, if greater, in integral multiples of $500,000, and (ii) no such prepayment shall be made unless (x) there is no Senior Indebtedness outstanding under the Credit Agreement and all commitments under the Credit Agreement have been terminated or (y) the Credit Agreement expressly permits such payments or the Bank has, in writing, consented to such payment. In connection with any voluntary prepayment, there shall be no premium or penalty upon any prepayment. The Lenders shall have the right to exercise their conversion rights under the Convertible Notes following receipt of such notice and prior to prepayment.

                  (b) Notwithstanding the foregoing, the Lenders and the Borrower agree and acknowledge that the Credit Agreement prohibits any payments that would otherwise be made to the Lenders under Section 2.02(a) and, as a result thereof, no payment shall be made to the Lenders under Section 2.02(a) unless and only to the extent the Credit Agreement is amended or modified to provide that such amounts may be paid to the Lenders.

                  (c) Except in the event a given Lender waives any right to payment of the Loans resulting from an Event of Default (or waives, in part, repayment of a portion of its outstanding Loans to which it is otherwise entitled as a result of an Event of Default), all prepayments which are applied to principal will be applied on a pro rata basis to all Loans.

                  2.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to each Lender not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars and in immediately available funds at the address specified opposite such Lender's signature below. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  2.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 2.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by or withheld from such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to each Lender within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section
10.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 2.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.04(b). Notwithstanding anything to the contrary contained in Section 2.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if
(I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.04, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                SECTION 3.   Conditions Precedent to Exchange on the Closing
                             Date.

                The obligation of each Lender to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction of the following conditions precedent:

                  3.01 Notes. On the Closing Date, there shall have been delivered to each Lender and Investor the appropriate Convertible Notes, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

                  3.02 Corporate Documents; Proceedings. (a) On the Closing Date, each Lender shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of such Loan Party, in the form of Exhibit G with appropriate insertions, together with copies of the resolutions of the Borrower referred to in such certificate.

                  (b) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement, the other Loan Documents and the other Documents shall be satisfactory in form and substance to the Lenders, and each Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which such Lender may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  3.03 Subordinated Guaranties. On the Closing Date, each Subsidiary of the Borrower shall have duly authorized, executed and delivered a Reaffirmation of its Subordinated Guaranty in the form of Exhibit H (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Subordinated Guaranty"), and the Subordinated Guaranty shall be in full force and effect.

                  3.04 Litigation. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the Transaction, or which any Lender shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction).

                  3.05 Approvals. All necessary governmental and third party approvals in connection with the Transaction (including, without limitation, all necessary approvals from Fleet Bank, N.A.) shall have been obtained and remain in effect. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction.

                  3.06 Material Adverse Change, Etc. Since December 31, 2003, nothing shall have occurred (and none of the Lenders shall have become aware of any facts or conditions not previously known) which the Required Lenders shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Loan Party to perform its obligations to the Lenders under this Agreement or any other Loan Document, and (ii) could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole (after giving effect to the Transaction).

                  3.07 No Default; Representations and Warranties. After giving effect to the Transaction (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Loan Documents shall be true and correct in all material respects.

                  SECTION 4. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement, the Borrower makes the following representations, warranties and agreements as to itself and its Subsidiaries on and as of the Closing Date, all of which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the other Loan Documents:

                  4.01 Status. Each Loan Party and its Subsidiaries (i) is a duly organized and validly existing corporation (or a limited liability company or partnership, as applicable) in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

                  4.02 Power and Authority. Each Loan Party and its Subsidiaries has the power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action (or limited liability company or partnership action if applicable) to authorize the execution, delivery and performance by it of each of such Documents. Each Loan Party and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  4.03 No Violation. Neither the execution, delivery or performance by any Loan Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the property or assets of any Loan Party or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which any of them are a party or by which any of their property or assets is bound or to which any of them may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of any Loan Party or its Subsidiaries.

                  4.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Closing Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document, (ii) the legality, validity, binding effect or enforceability of any such Document or (iii) the Transaction.

                  4.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc. The consolidated financial statements of the Borrower and its Subsidiaries as at and for the year ended December 31, 2003 present fairly in all material respects the financial position of the Borrower at the dates of said statements and the results of operations for the period covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except to the extent provided in the notes to said financial statements. Since December 31, 2003, there has been no material adverse change in the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened (i) with respect to any Document or the transactions contemplated thereby, or (ii) that are likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.07 Capitalization. On the Closing Date, after giving effect to the Transaction, the authorized capital stock of the Borrower consists of (i) 30,000,000 shares of common stock, $0.001 par value per share (the "Borrower Common Stock"), of which 7,658,660 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, $0.001 par value per share (the "Borrower Preferred Stock"), none of which shares were issued and outstanding prior to the Closing Date. All of such outstanding shares have been be duly and validly issued, are fully paid and nonassessable.

                  4.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Additional Loans shall be used by the Borrower (i) to pay accrued interest on the Notes and (ii) thereafter, to repay outstanding loans under the Credit Agreement or for other working capital and general corporate purposes.

                  (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purposes of purchasing or carrying any margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  4.09 Subsidiaries. On the Closing Date, the corporations, limited liability companies and partnerships listed on Schedule III are the only Subsidiaries of the Borrower. Schedule III correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock (or other equity interests) of such Subsidiaries and also identifies the direct owner thereof.

                  4.10 The Transaction. All aspects of the Transaction have been effected in accordance with the Documents and all applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction, and there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the Loans or the performance by any of the Loan Parties or their Subsidiaries of their obligations under the Documents.

                  4.11 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.12 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.13 Valid Issuance of Borrower Common Stock. The Borrower has duly authorized and reserved a sufficient number of shares of Borrower Common Stock for issuance upon the conversion of the Convertible Notes without giving effect to any additional shares of Borrower Common Stock which may be issued after giving effect to antidilution adjustments to the conversion of the Convertible Notes after the Closing Date pursuant to the Convertible Notes. The Borrower Common Stock, when issued and delivered by the Borrower pursuant to conversion of the Convertible Notes, will be duly and validly issued, fully paid and non-assessable securities of the Borrower free and clear of all Liens, and no Person has any preemptive rights to subscribe for any capital stock of the Borrower.

                  SECTION 5. Affirmative Covenants. The Borrower covenants and agrees that on and after the Closing Date and until the Loans and Convertible Notes, together with interest, and all other Obligations, are paid in full:

                  5.01 Information Covenants. The Borrower shall furnish to each
Lender:

                           (a) Quarterly Financial Statements. On the earlier to occur of (x) the date of the filing of the Borrower's Form 10-Q Report with the SEC for or (y) the date occurring 50 days after the close of, each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such quarter, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to normal year-end audit adjustments and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

                           (b) Annual Financial Statements. On the earlier to occur of (x) the date of the filing of the Borrower's Form 10-K Report with the SEC for or (y) the date occurring 105 days after the close of, each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified, (x) in the case of the consolidating statements by the chief financial officer or controller of the Borrower and (y) in the case of the consolidated financial statements of the Borrower and its Subsidiaries, by any of the "big five" or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

                           (c) Officers' Certificates. At the time of the delivery of the financial statements provided for in Section 5.01(a),
         (b) and (c), a certificate of the chief financial officer or controller, of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, in the case of certificates delivered pursuant to Section 5.01(b) or (c), shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 6.03 at the end of such fiscal quarter.

                           (d) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an officer of any of the Loan Parties or their Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against any of the Loan Parties or their Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Document, and (iii) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                           (e) Other Reports and Filings. Promptly upon transmission thereof, copies of any financial information, proxy materials and other information and reports, if any, which any of the Loan Parties or their Subsidiaries (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness (including the holders of any Senior Indebtedness) of such Loan Party or such Subsidiary in its capacity as such a holder, agent, or trustee.

                           (f) Environmental Matters. Promptly upon, and in any event within five Business Days after an officer of any of the Loan Parties or any of their Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters: (i) any pending or threatened material Environmental Claim against any of the Loan Parties, any of their Subsidiaries, any Real Property owned or operated by any of the Loan Parties or any of their Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by any of the Loan Parties or any of their Subsidiaries that (A) could reasonably be anticipated to result in a material noncompliance by such Loan Party or Subsidiary with any applicable Environmental Law, or (B) could reasonably be anticipated to form the basis of a material Environmental Claim against such Loan Party or Subsidiary or any Real Property owned or operated by such Loan Party or Subsidiary; (iii) any condition or occurrence on any Real Property owned or operated by any of the Loan Parties, any of their Subsidiaries or any property adjoining such Real Property that could reasonably be anticipated to cause any of such Real Property owned or leased by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and
         (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by any of the Loan Parties or any of their Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Loan Party's, such Subsidiary's response thereto. In addition, Borrower will provide the Lenders with copies of all material non-privileged communications with any government or governmental agency relating to Environmental Claims, all material non-privileged communications with any person relating to material Environmental Claims, and such detailed reports of any material Environmental Claim as may reasonably be requested by the Required Lenders.

                           (g) Credit Agreement Notices. Promptly upon transmission thereof, a copy of any notice of default furnished by the Borrower under Article VI of the Credit Agreement simultaneously with the delivery thereof to the Bank.

                           (h) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Loan Party or its Subsidiaries, as any Lender may reasonably request.

                  5.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit, upon reasonable notice, officers and designated representatives of any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiaries, any of the properties of the Borrower or its Subsidiaries, and to examine the books of account of the Borrower or its Subsidiaries and discuss the affairs, finances and accounts of the Borrower or its Subsidiaries with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as such Lender may request.

                  5.03 Maintenance of Property, Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks and liabilities and with such deductibles or self-insured retentions as are customary in the industry of the Borrower.

                  5.04 Corporate Franchises. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises licenses and patents; provided, however, that nothing in this
Section 5.04 shall prevent the withdrawal of any such Person of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  5.05 Compliance with Statutes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  5.06 Compliance with Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply, in all material respects, with all Environmental Laws applicable to the ownership or use of all the Real Property, and shall promptly pay, or cause its Subsidiaries to promptly pay all costs and expenses incurred in such compliance, and will keep or cause to be kept the Borrower's or its Subsidiaries' interest in all owned Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws imposed in connection with their ownership or use. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property, other than in the normal course of business in compliance with applicable law. If required to do so under any applicable directive or order of any governmental agency, the Borrower agrees to undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; provided that it will not constitute a breach of this Section 5.06 if a Person other than the Borrower and its Subsidiaries takes such action on behalf of the Borrower and its Subsidiaries.

                  5.07 End of Fiscal Years; Fiscal Quarters. The Borrower will cause its, and each of its Subsidiaries', fiscal years (unless any Foreign Subsidiary is required to adopt a different fiscal year under applicable law) to end on December 31 of each year and each of its, and each of its Subsidiaries', four fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  5.08 Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  5.09 Observation of Board of Directors. In the event that the Original Lenders have not elected directors to the Board pursuant to the terms of the Certificate of Designation for the Preferred Shares, Paribas may designate one individual (the "Observer") to attend all meetings of the Board of Directors of the Borrower (and any committees thereof) at the reasonable expense of the Borrower. The Observer shall be entitled to receive all reports, presentations and materials, as if the Observer were a member of the Board of Directors, all at the reasonable expense of the Borrower. The Borrower agrees to give the Observer prior written notice of all meetings of the Board of Directors of the Borrower promptly after the scheduling thereof and in any event no later than five Business Days prior to such meeting, or if such meeting is scheduled less than five Business Days in advance, on the date preceding the date for which such meeting has been scheduled.

                  5.10 Use of Proceeds, Margin Regulations. (a) The Borrower shall use all proceeds of the Additional Loans as provided in Section 4.08(a).

                  (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of the Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  5.11 Intellectual Property Rights. The Borrower will, and will cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or material to the business of the Borrower or any Subsidiary of the Borrower and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. The Borrower shall, and shall cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower at all times from and after the Closing Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  SECTION 6. Negative Covenants. The Borrower hereby covenants that on and after the Closing Date and until the Loans and Convertible Notes, together with interest and all other Obligations incurred hereunder and thereunder, have been paid in full:

                  6.01 Dividends. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower and (ii) so long as no Default or Event of Default is then in existence or would result from the payment of the respective Dividend, the Borrower may pay cash Dividends not to exceed (x) $500,000 per annum in the form of one or more purchases of Warrants from Paribas or any of its Affiliates pursuant to its right of first offer under Section 14(d) of the Warrant Agreement and (y) $250,000 per annum in the form of one or more purchases of Warrants from any Exeter Entity or any of its Affiliates pursuant to its right of first offer under Section 14(d) of the Warrant Agreement.

                  6.02 Consolidated EBITDA to Interest. The Borrower will not permit the ratio of Consolidated EBITDA for any period of four consecutive fiscal quarters, in each case taken as one accounting period, to be less than three times the FTM Interest Payments for such same period of four consecutive fiscal quarters, as determined at the end of each fiscal quarter.

                  6.03 Limitation on Voluntary Payments and Modifications; Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc. The Borrower shall not, and shall not permit its Subsidiaries to:

                           (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or voluntary or optional redemption (including pursuant to any change of control provision) or voluntary or optional acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), of any Indebtedness that is not Senior Indebtedness;

                           (b) amend or modify, or permit the amendment or modification of any provision of the Existing Indebtedness or any agreement relating to any of the foregoing in any manner adverse to the Lenders; or

                           (c) amend or modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws (or similar organizational documents) or any agreement entered into by it with respect to its capital stock or other equity interests in any manner adverse to the Lenders.

                  6.04 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any Subsidiary of the Borrower or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (v) applicable law, (w) this Agreement and the other Loan Documents, (x) the Credit Agreement and the other Credit Documents, (y) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of the Borrower or any other Subsidiary of the Borrower and (z) any asset transfer restrictions imposed by purchase money financing.

                  SECTION 7. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  7.01 Payments. The Borrower shall default in the payment of the principal of, interest on or any other amount due in respect of, the Convertible Notes, by the fifth business day following the date that same shall become due and payable (whether on an interest payment date or the Maturity Date, by acceleration or otherwise).

                  7.02 Covenants. Other than in respect of Section 6.02, the Borrower shall fail to observe or perform any other covenant, agreement or warranty relating to the Convertible Notes, and such failure or breach shall not have been remedied within ten (10) business days after notice of such failure or breach has been given to the Borrower.

                  7.03 Stockholders Agreement. The Borrower or any Subsidiary shall have entered into any agreement or taken any action described in Section 5.2(a) through (h) of the Stockholders Agreement without obtaining any required approval of the holders of a majority of the shares of the Preferred Stock, if required by Section 5.2 of the Stockholders Agreement.

                  7.04 Default Under Other Agreements. The Borrower shall default in any of its payment obligations under any other debenture of any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issues, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower in an amount exceeding $100,000.

                  7.05 Bankruptcy, Etc. The Borrower shall commence, or there shall be commenced against the Borrower, a case under any applicable bankruptcy or insolvency laws which remains undismissed for a period of sixty (60) days; or the Borrower suffers any appointment of any custodian for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower thereof makes a general assignment for the benefit of creditors; or the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due.

                  7.06 Subordinated Guaranty. The Subordinated Guaranty or any provision thereof shall cease to be in full force or effect as to any Subordinated Guarantor, or any Subordinated Guarantor or any Person acting by or on behalf of any Subordinated Guarantor shall deny or disaffirm such Subordinated Guarantor's obligations under the Subordinated Guaranty, or any Subordinated Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subordinated Guaranty and such default shall continue beyond any grace period specifically applicable thereto.

                  7.07 TTM EBITDA. The Borrower shall at any time fail to satisfy the financial covenant set forth in Section 6.02 then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Required Lenders (or, in the case of an Event of Default under Section 7.01, any Lender (or group of Lenders that are affiliates of one another) with outstanding Loans in an aggregate principal equal to at least $5,000,000) may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any other Lender or the holder of any Convertible Note to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 7.04 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Required Lenders to the Borrower as specified in clause
(i) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Convertible Notes and all Obligations to be, whereupon the same shall, subject to Section 9.04 hereof, become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) exercise any rights or remedies under the Subordinated Guaranty.

                  SECTION 8.   Definitions and Accounting Terms.

                  8.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Additional Loan" shall mean the loan of $1 million being provided by the Investors this date.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this amended and restated loan agreement, as modified, supplemented or amended from time to time.

                  "Anniversary" shall mean April 14 in any year. "First Anniversary" shall mean April 14, 2005, "Second Anniversary" shall mean April 14, 2006, etc., through the "Seventh Anniversary", which shall mean April 14, 2011.

                  "Bank" shall mean, collectively, Fleet and any other institution which becomes a "Lender" under the Credit Agreement pursuant to the terms thereof after the Closing Date.

                  "Board" shall mean the Board of Directors of the Borrower.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrower Common Stock" shall have the meaning provided in
Section 4.07.

                  "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than twelve months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States and/or tax exempt securities issued by any agency or instrumentality of any state of the United States or subdivision thereof, in each case rated at least A-2 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than 12 months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) as to any Foreign Subsidiary, securities available in the applicable foreign country where such Foreign Subsidiary operates and which are reasonably equivalent as to credit quality and principal risk as the securities of the types described in clauses
(i) through (v) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Claims" shall have the meaning provided in the definition of "Environmental Claims."

                  "Closing Date" shall mean April 14, 2004.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before any deduction for interest income, Consolidated Interest Expense, amortization of deferred financing charges, debt discounts and premiums and provision for income taxes and without giving effect to (i) any net extraordinary gains or losses, or (ii) any gains or losses from sales of assets (other than inventory sold in the ordinary course of business) or (iii) any writeoffs of deferred financing charges, goodwill or debt discounts or premiums.

                  "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation and leasehold improvements that were deducted in arriving at Consolidated Net Income for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period (but excluding amortization of deferred financing charges and debt discounts or premiums) in respect of all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, for such period.

                  "Consolidated Net Income" shall mean, for any period, net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, the net income of any Subsidiary of the Borrower, which is not a Wholly-Owned Subsidiary and for which the investment of the Borrower therein is accounted for by the equity method of accounting, shall have its net income included in the Consolidated Net Income of the Borrower and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to the Borrower.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Agreement" shall mean the Loan and Security Agreement, dated as of June 27, 2002, among the Borrower, certain of its Subsidiaries and the Bank, as amended prior to the Closing Date and as such agreement may, be further amended, restated, extended, replaced, supplemented, restructured or otherwise modified or refinanced pursuant to a Permitted Refinancing from time to time (in whole or in part without limitation (except as provided in this Agreement) as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), including all related notes, collateral documents, guarantees, Interest Rate Contracts, instruments and agreements entered into in connection therewith, as the same may be amended, modified, supplemented, restated, restructured, replaced or refinanced pursuant to a Permitted Refinancing from time to time.

                  "Credit Documents" shall mean the "Loan Documents", as defined in the Credit Agreement (as in effect on the date hereof).

                  "Credit Party" shall mean the Borrower and each of its Subsidiaries party to any Credit Document.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dividend", with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than capital stock of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Closing Date

(or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any Subsidiary of such Person to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Loan Documents and the Credit Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiaries" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

                  "Eligible Transferee" shall mean and include the Investors, a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act), other than an individual, that is not a competitor of the Borrower or any of its Subsidiaries, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42
U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, together with the Borrower or any Subsidiary of the Borrower, would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "Event of Default" shall have the meaning provided in
Section 7.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the Closing Date.

                  "Exeter Entity" shall mean each of Exeter Venture Lenders L.P. and Exeter Capital Partners IV, L.P. and any Affiliate that is a successor thereto.

                  "Fleet" shall mean Fleet Bank, N.A. or any successor thereto by merger or consolidation.

                  "FTM Interest Payments" shall mean interest due on all Indebtedness of the Borrower at the contract rates over the twelve month period commencing at the date of measurement.

                  "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal and interest) of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, any contingent consideration (including Permitted-Earnout Debt) or seller paper which may be payable or issuable in connection with acquisitions by the Borrower or any of its Subsidiaries) other than trade payables and accrued expenses arising in the ordinary course of business in accordance with customary trade terms, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clauses (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) mandatory obligations of such Person to redeem or purchase Stock or purchase or repay Indebtedness and (vii) any Financial Undertaking (as such term is defined in the Credit Agreement (as in effect on the date hereof)) of such Person.

                  "Indemnified Matters" shall have the meaning provided in
Section 10.01.

                  "Indemnitees" shall have the meaning provided in Section
10.01.

                  "Interest Rate Contract" shall mean interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates, each as in effect on the date hereof.

                  "Investor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Leasehold Properties" of any Person means all right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" and "Original Lender" shall have the meanings provided in the first paragraph of this Agreement.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" has the meaning specified in the first paragraph of this Agreement.

                  "Loan Documents" shall mean, collectively, this Agreement, each Convertible Note, and each Subordinated Guaranty.

                  "Loan Party" means each of the Borrower and each Subordinated Guarantor.

                  "Maturity Date" shall mean April 14, 2011.

                  "Moody's" shall have the meaning provided in the definition of "Cash Equivalents."

                  "Non-Payment Blockage Notice" shall have the meaning provided in Section 9.03.

                  "Non-Payment Blockage Period" shall have the meaning provided in Section 9.03.

                  "Non-Payment Default" shall have the meaning provided in
Section 9.03.

                  "Note" and "Convertible Note" shall have the meanings provided in the Background section.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Lender pursuant to the terms of this Agreement or any other Loan Document, including without limitation, all principal, interest, premium, penalties, fees, expenses, indemnification, reimbursements, damages and any other liabilities, together with and including any amounts received upon the exercise of rights of recession or other rights of action (including claims for damages) or otherwise.

                  "Observer" shall have the meaning provided in Section 5.12.

                  "Paribas" shall mean BNP Paribas, a French societe anonyme, and the successor in interest to Paribas Capital Funding LLC.

                  "Payment Default" shall have the meaning provided in Section 9.03.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Refinancing" means any refinancing of Senior Debt which refinancing does not result in the final maturity date of the Senior Debt occurring prior to November 15, 2001.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Quarterly Payment Date" shall mean the first Business Day of each March, June, September and December of each calendar year.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Reaffirmation" shall mean each Subsidiary Grantor's reaffirmation of its obligations under its guaranty of the Loan and Notes in the form set forth in Exhibit H.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leasehold Properties.

                  "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Required Lenders" shall mean, at any time, Lenders the sum of whose then outstanding Loans represents at least a majority of all then outstanding Loans.

                  "S&P" shall have the meaning provided in the definition of "Cash Equivalents."

                  "SEC" shall have the meaning provided in Section 5.01(h).

                  "Section 2.04(b)(ii) Certificate" shall have the meaning provided in Section 2.04(b)(ii).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Debt" shall mean all payment and performance obligations now or hereafter incurred pursuant to and in accordance with the terms of the Credit Agreement and the other Credit Documents (including without limitation all principal, interest (including, without limitation, any post-petition interest on such obligations at the rate set forth in the Credit Agreement, accruing whether or not granted or permitted in connection with an event of the type referred to in Section 7.04 hereof), premium, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities payable under the Credit Agreement and the other Credit Documents) and any Interest Rate Contract. Senior Debt outstanding under the Credit Agreement shall continue to constitute Senior Debt for all purposes hereof, notwithstanding that such Senior Debt or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the United States Bankruptcy Code or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles as a claim for unmatured interest.

                  "Senior Indebtedness" shall mean collectively, with respect to the Borrower and its Subsidiaries, (a) the Senior Debt and (b) any additional Indebtedness of the Borrower and its Subsidiaries for borrowed money which is either secured or not subordinated to the payment of the Obligations, or (ix), which additional Indebtedness may be incurred pursuant to the Credit Agreement. Senior Indebtedness outstanding under the Credit Agreement shall continue to constitute Senior Indebtedness for all purposes hereof, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the United States Bankruptcy Code or any similar federal or state law for relief of debtors or other applicable insolvency law or equitable principles as a claim for unmatured interest.

                  "Subordinated Guarantor" shall mean each Domestic Subsidiary and each other Subsidiary which has entered into the Subordinated Guaranty in accordance with this Agreement.

                  "Subordinated Guaranty" shall have the meaning provided in
Section 3.03 as the same may be amended, modified or supplemented from time to time.

                  "Subordinated Obligations" shall have the meaning set forth in
Section 9.01.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Taxes" shall have the meaning provided in Section 2.04(a).

                  "Transaction" shall have the meaning set forth in the Background Section.

                  "TTM EBITDA" shall mean Consolidated EBITDA over the twelve month period ending on the measurement date.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  SECTION 9.   Subordination.

                  9.01 Obligations Subordinate to Senior Indebtedness. The Borrower covenants and agrees, and each Lender and each other holder of any Convertible Note, if any, likewise covenants and agrees, that, (a) to the extent and in the manner hereinafter set forth in this Section 9, the payment of the Obligations, including pursuant to any amendment, modification, restatement or renewal thereof (the "Subordinated Obligations"), is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness and (b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Indebtedness and each such holder may enforce such subordination.

                  9.02 Payment Over of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its assets, or (ii) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower (collectively, "Bankruptcy Events"), then and in any such event:

the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness (including interest after the commencement of a Bankruptcy Event at the rate specified in the Senior Indebtedness, whether or not allowed), before any Lender is entitled to receive any direct or indirect payment or distribution on account of Subordinated Obligations including, without limitation, by exercise of set-off and any payment which may be payable or deliverable by reason of any other Indebtedness being subordinated in right of payment to the Subordinated Obligations;

any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities (including, without limitation, securities of the Borrower or any successor), by set-off or otherwise, to which any Lender would be entitled on account of the Subordinated Obligations but for the provisions of this Section 9 or 2.02, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of Subordinated Obligations (except for any such payment or distribution (1) authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of such Subordinated Obligations to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or (2) of securities which, if debt securities, are subordinated to at least the same extent as the Subordinated Obligations are to (A) such Senior Indebtedness or
(B) any securities issued in exchange for Senior Indebtedness; provided, however, that (x) the final maturity of such securities shall not be earlier than one year following the maturity date of the last to mature of the Senior Indebtedness (including any securities issued in exchange therefor) at the time outstanding and the scheduled amortization thereof shall not be more favorable (as to amount or time of payment) than the scheduled amortization of the principal amount of the Subordinated Obligations, (y) such securities shall contain covenants which are no more restrictive than the covenants contained herein and shall not contain greater defaults than as are contained herein, and
(z) such securities shall bear interest at a rate per annum less than or equal to 14% per annum computed on the same basis as described herein) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of all Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and in the event that, notwithstanding the foregoing provisions of this Section 9, any Lender shall have received any such payment or distribution of assets of the Borrower of any kind or character on account of the Subordinated Obligations, whether, property or securities (including, without limitation, securities of the Borrower or any successor thereto), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Subordinated Obligations (but excluding any payment of the character described in the parenthetical clause in the foregoing paragraph (b)) before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be paid over or delivered, in accordance with Section 9.10 hereof, forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Borrower for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Borrower with, or any merger of the Borrower into, another corporation or the liquidation or dissolution of the Borrower following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation. The Bank is hereby authorized to file an appropriate claim on behalf of the Lenders if the Lenders do not file such claim or there is not filed on behalf of the Lenders a proper proof of claim in the form required in any Bankruptcy Event prior to thirty (30) days before the expiration of the time to file such claim or claims.

                  9.03 No Payment in Certain Circumstances. In the event that
(i) the Borrower shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Indebtedness under the Credit Agreement (a "Payment Default") which Payment Default shall not have been cured or waived in writing, or (ii) an event of default (other than a Payment Default) under the Credit Agreement shall occur and be continuing, which shall not have been cured or waived in writing (a "Non-Payment Default"), and the Borrower and each Lender receive written notice of such Non-Payment Default from either the Bank or the holders of at least a majority in aggregate principal amount of the Senior Indebtedness under the Credit Agreement at the time outstanding (a "Non-Payment Blockage Notice"), then no payment on account of the Subordinated Obligations shall be made by the Borrower or otherwise on account of the Subordinated Obligations (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full or until such Payment Default shall have been cured or waived in writing, or (y) in the case of any Non-Payment Default, from the date on which the Borrower and each Lender receive such Non-Payment Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Indebtedness under the Credit Agreement is paid in full or such Non-Payment Default is waived by the holders of such Senior Indebtedness under the Credit Agreement or otherwise cured (a "Non-Payment Blockage Period"); provided, that (x) only one

Non-Payment Blockage Notice may be given in any 360-day period, (y) no Non-Payment Default or event which, with the giving of notice and/or lapse of time, would become a Non-Payment Default which, in either case, existed or was continuing on the date of the commencement of any Non-Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Non-Payment Blockage Period unless such Non-Payment Default or event, as the case may be, shall in the interim have been cured or waived in writing for period of not less than 90 consecutive days and (z) there must be a 181 consecutive day period in any 360 consecutive day period during which no Non-Payment Blockage Period is in effect.

                  In the event that, notwithstanding the foregoing, any Lender shall have received any payment or distribution on account of the Subordinated Obligations contrary to the foregoing provisions of this Section 9.03, then and in such event such payment shall be paid over and delivered forthwith to the holders (or their agent or trustee) of the relevant Senior Indebtedness in accordance with Section 9.10 hereof. The provisions of this Section 9.03 shall not apply to any payment with respect to which Section 9.02 would be applicable.

                  9.04 Acceleration Rights; Remedies. If an Event of Default, other than an Event of Default under Section 7.04, shall exist at any time that any Senior Indebtedness under the Credit Agreement shall be outstanding or there shall exist any obligation of the Bank to make any loan or advance thereunder, no Lender nor any other holder of the Notes shall take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations (including, without limitation, commencing or joining with any other creditor of the Borrower in commencing any proceeding in bankruptcy) prior to the earlier of
(i) the expiration of 30 calendar days immediately following the receipt by the Bank of notice of the occurrence of such Event of Default from the Required Lenders or from the holder or holders entitled to accelerate payments on the Subordinated Obligations or (ii) acceleration of the Senior Indebtedness under the Credit Agreement, but such action may only be taken if at the end of such period such Event of Default has not been cured or waived; provided, that any amount received by any of the Lenders as a result of any acceleration permitted above prior to payment in full in cash of the Senior Indebtedness under the Credit Agreement shall be paid to the Bank in accordance with the provisions of this Section 9.

                  9.05 Payment Otherwise Permitted. Nothing contained in this
Section 9 or elsewhere in this Agreement or in the Notes shall prevent the Borrower, at any time except as set forth in Section 2.02 or 9.02 or under the conditions described in Section 9.03, from making payments at any time of principal of and interest on the Loans or any other amount payable by the Borrower under the Notes or this Agreement. Notwithstanding the provisions of this Section 9, no Lender shall be charged with knowledge of the existence of any facts, including of the occurrence of a Payment Default, which would prohibit the making of any payment or distribution by the Borrower or of any other payment on account of the Subordinated Obligations or the receipt or retention thereof by any Lender, or the taking of any action by any Lender of the type referred to in Section 9.04, unless such Lender shall have received at least two Business Day's prior written notice of such facts.

                  9.06 Subrogation to Rights of Holders of Senior Indebtedness. Subject to, and solely Closing following, the final payment in full of all Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness to the extent of the payments or distributions made to the Bank, or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Section 9 until the principal of and interest on the Loans and the Notes shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 9, and no payments over pursuant to the provisions of this Section 9 to the holders of Senior Indebtedness by the Lenders shall, as among the Borrower, its creditors (other than holders of Senior Indebtedness) and the Lenders, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Indebtedness.

                  9.07 Provisions Solely to Define Relative Rights. The provisions of this Section 9 and Section 2.02 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among the Borrower, its creditors (other than holders of Senior Indebtedness) and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the principal of, and premium and interest on, and any other amount payable by the Borrower under, the Loans, the Notes or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Borrower of the Lenders and its creditors (other than the holders of Senior Indebtedness); or (iii) prevent the Lenders from accelerating the Loans and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 9 of the holders of Senior Indebtedness (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with
Section 9.02, cash, property and securities otherwise payable or deliverable to the Lenders, (y) under the conditions specified in Section 9.03, to prevent any payment prohibited by such Section or (z) under Section 9.04.

                  9.08 No Waiver of Subordination Provisions; Amendment. No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Lenders or any other holder of the Notes, without incurring responsibility to the Lenders or such holders and without impairing or releasing the subordination provided in this Section 9 or the obligations hereunder of the Lenders and such holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Borrower and any other Person or any security therefor; and (v) take or refrain from taking any other action whether similar or dissimilar to the foregoing.

                  9.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Borrower or any other payment on account of the Subordinated Obligations referred to in this Section 9, the Lenders shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

                  9.10 Turnover; Miscellaneous Subordination Provisions. (a) If a payment or distribution is made to any holder of Subordinated Obligations that because of this Section 9 or Section 2.02 should not have been made to it, such holder shall segregate such payment or distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or the Bank or other agent or representative or the trustee under the Credit Agreement, indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been incurred or issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to an concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  (b) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the holders of Subordinated Obligations shall include any redemption, purchase or other acquisition of the Subordinated Obligations.

                  (c) For the purpose of this Section 9 and Section 2.02, all Senior Indebtedness now or hereafter existing shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash.

                  (d) The agreements contained in this Section 9 and Section
         2.02 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon any Bankruptcy Event of the Borrower, all as though such payment had not been made.

                  (e) All rights and interests under this Agreement of the holders of Senior Indebtedness, and all agreements and obligations of the holders of Subordinated Obligations and the Borrower under this
         Section 9 and Section 2.02, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Indebtedness, including, without limitation, any agreement referred to in the definition of Credit Agreement, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any holders of Subordinated Obligations or the Borrower.

                  (f) The provisions set forth in this Section 9 and Section
         2.02 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Indebtedness at such time when the Bank shall have no obligation to make advances under the Credit Agreement, (ii) be binding upon the holders of Subordinated Obligations, the Borrower and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Indebtedness and their respective successors, transferees and assigns.

                  (g) No waiver of the rights of the holders of the Senior Indebtedness hereunder shall be deemed made unless the same shall be in writing, duly signed by an authorized officer of such holder, and each waiver, if any, shall apply only to the specific instance involved and shall in no way impair the rights of such holder, or the obligations of the Lenders, in any other respect at any other time.

                  SECTION 10.   Miscellaneous.

                  10.01 Payment of Expenses, Etc. The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of Lender not to exceed [$________] (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the review, preparation, execution and delivery of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein and any amendment, waiver, public filing or consent relating hereto or thereto, and of each of the Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless each Lender and each of its officers, directors, employees, representatives, attorneys, agents, Affiliates, any other Person in control of any Lender or its affiliates (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, proceedings, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Lender, the Borrower or any of its Subsidiaries, or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents; or (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; or (c) any Environmental Claim relating to the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; or (d) the exercise of the rights of any Lender under any of the provisions of this Agreement, any other Loan Document or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Loan Document (the "Indemnified Matters") regardless of when such Indemnified Matter arises, but excluding any such Indemnified Matter based solely on the gross negligence or willful misconduct of any Indemnitee.

                  10.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, but in any event subject to Section 9, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Subordinated Obligations and liabilities of the Borrower or any of its Subsidiaries to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Subordinated Obligations purchased by such Lender pursuant to Section 10.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Subordinated Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lenders hereby agree to provide notice to the Borrower and the Bank of any action taken pursuant to this Section 10.02; provided, that the failure to give such notice shall not affect any action taken by such Lender pursuant to this Section 10.02.

                  10.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Lender, at its address specified opposite its name below; if to the Bank, to the address specified in the Credit Agreement; or, as to the Borrower or any Lender, at such other address as shall be designated by such party in a written notice to the other parties hereto and the Bank; and, as to the Bank, at such other address as shall be designated by the Bank in a written notice to the Borrower and each Lender. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile, or cabled or sent by overnight courier, be Closing three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company or cable company or one Business Day following delivery to an overnight courier, as the case may be, or when sent by telex or facsimile device, except that notices and communications to a Lender or the Bank shall not be Closing until received by such Lender or the Bank.

                  10.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Loan Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all Lenders; and provided, further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Loans hereunder except as provided in Section 10.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any participation (x) to any competitor of the Borrower or any of its Subsidiaries or (y) under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof over the amount thereof then in effect (it being understood that waivers of any Defaults or Events of Default or of a mandatory repayment shall not constitute a change in the terms of such participation), or (ii) consent to the assignment or transfer by or a release of the Borrower or any Subordinated Guarantor of any of its rights and obligations under this Agreement or any other Loan Document other than, in the case of any Subordinated Guaranty, as otherwise provided therein. In the case of any such permitted participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by any Loan Party hereunder and thereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may assign all or a portion of its outstanding principal amount of Loans to one or more Eligible Transferees or to a Related Fund each of which assignees shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of Exhibit I (appropriately completed); provided that: (i) at such time
Schedule I shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders; (ii) new Convertible Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Convertible Notes to be in conformity with the requirements of Section 1.04 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans; and (iii) notice that such new Lender has become a Lender hereunder is provided to the Bank and the Borrower in accordance with Section 10.03. At the time of each assignment pursuant to this Section 10.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 2.04(b)(ii) Certificate) required by Section 2.04(b).

                  (c) Notwithstanding the foregoing provisions of this Section 10.04, transfer of the Convertible Notes is subject to a Stockholders Agreement among the Lenders dated this date.

                  10.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower or any of its Subsidiaries and any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower or any of its Subsidiaries in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  10.06 Payments Pro Rata. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Subordinated Obligations then owed and due to such Lender bears to the total of such Subordinated Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Subordinated Obligations to such other Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  10.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY DESIGNATES, ACCEPTS AND EMPOWERS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. BORROWER HEREBY FURTHER

IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS IN THE MANNER DESCRIBED ABOVE WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  10.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be maintained by the Borrower and the Lenders.

                  10.09 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.10 Amendment or Waiver. The Agreement and the Convertible Notes may be amended or supplemented upon receipt of the consent of the holders of a majority of the aggregate principal amount of the Convertible Notes then outstanding, and any existing Default or compliance with any provision may be waived (other than a continuing Default or Event of Default in the payment of principal or interest on any Convertible Note) with the consent of the holders of a majority of the aggregate principal amount of the then outstanding Convertible Notes. Without the consent of each holder affected, an amendment may not (i) reduce the percentage of principal amount of the Convertible Notes, whose holders must consent to an amendment, supplement or waiver, (ii) change the stated maturity or the time or currency of payment of the principal of or any interest on, or reduce the rate of interest on or principal of payable on any Convertible Notes, (iii) make any change in the subordination provisions of the Convertible Notes, (iv) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder's Convertible Notes, (v) waive a default in the payment of the principal of or interest on any Convertible Notes, (vi) make any change to the conversion provisions of the Convertible Notes regarding the control of the exercise of remedies or the right of a holder on the Convertible Notes to bring suit against the Company if the Company fails to make payment on the Convertible Notes, or (vii) make any changes in the provision of the Convertible Notes containing the terms described in this paragraph. Notwithstanding the foregoing, without the consent of any holder of the Convertible Notes, the Convertible Notes may be amended or supplemented by the Company to cure any ambiguity, defect or inconsistency, and to make any change that does not, adversely affect the rights of any holder of the Convertible Notes. The Borrower and the Lenders hereby agree for the benefit of the holders of Senior Indebtedness that no amendment of, supplement of, modification to or waiver under any provision of this Agreement or any Notes will be entered into or effected (x) with respect to Section 2.02 or 9 or (y) with respect to any other provisions, if the same would be adverse in any material respect to the holders of Senior Indebtedness (or any of them), without the prior consent of the Bank under the Credit Agreement.

                  10.11 Survival. All indemnities set forth herein including, without limitation, in Sections 2.04 and 10.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

                  10.12 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address

80 Wesley Street                                       CD& L, INC.
S. Hackensack, New Jersey  07606
Attention:  Mr. Albert W. Van Ness, Jr.                By:___________________________________
Telephone:  (201) 487-7740                                Albert W. Van Ness, Jr., Chief Executive Officer
Facsimile:    (201) 489-6974


787 Seventh Avenue                                     BNP PARIBAS
New York, New York  10019
Attention:  Jeffrey Youle
                                                       By:___________________________________
Telephone: (212) 841-2000                                 Title:
Facsimile: (212) 841-355
                                                       By:___________________________________
                                                          Title:


10 East 53rd Street, 32nd Floor                        EXETER VENTURE LENDERS L.P.
New York, New York  10022
Attention:  Keith R. Fox                               By: EXETER VENTURE ADVISORS, INC.,
                                                           as its general partner
Telephone:  (212) 872-1172
Facsimile:    (212) 872-1198                           By:___________________________________
                                                          Title: Vice President


10 East 53rd Street, 32nd Floor                        EXETER CAPITAL PARTNERS IV, L.P.
New York, New York  10022
Attention:  Keith R. Fox                               By:    EXETER IV ADVISORS, L.P.,
                                                              as its general partner
Telephone:  (212) 872-1172
Facsimile:    (212) 872-1198                           By:    EXETER IV ADVISORS, INC.,
                                                              as its general partner

                                                       By:___________________________________
                                                          Title: Vice President




                        [Signatures of Investors follow]